UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 2, 2001

HOUSEHOLD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-8198 (Commission File Numbers)	36-3121988 (IRS Employer Identification Number)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Administrator)		60070 (Zip Code)
Registrant's telephone number, including area code - 847/564-5000
Item 9. Regulation FD Disclosure.

Household International, Inc. ("Household") has prepared a 2000 financial and statistical review containing certain financial detail with respect to Household and certain of its subsidiaries. This Financial and Statistical Review is included in this Form 8-K as Exhibit 99 and is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

The Financial and Statistical Review includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such will involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Household, or its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information, which is available to Household on the date they are made, and therefore they express Household's current views and current assumptions that may change. For a list of important factors that could affect Household's actual results or could cause such results to vary materially from those expressed in the information furnished with this filing on Form 8-K, please see Household's Form 10-K for the year ended December 31, 2000 which has been previously filed with the Securities and Exchange Commission.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HOUSEHOLD INTERNATIONAL, INC (Registrant)

By: /s/ J. W. Blenke John W. Blenke Vice President - Corporate Law and Assistant Secretary
Dated: April, 2, 2001

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EXHIBIT INDEX

Exhibit Number		Exhibit
99		Financial and Statistical Review 2000 (Factbook) of Household International, Inc. .
(A "courtesy" .pdf file of the printed documents is also attached.)
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